As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Bank of New York Mellon Corporation

(Exact name of registrant as specified in its charter)

Delaware	56-2643194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Wall Street

New York, New York 10286

(212) 495-1784

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl Krasik, Esq.

General Counsel

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (1)		Proposed Maximum Aggregate Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value	10,000,000	(2)	$43.18	(3)	$431,800,000	$13,256
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	If prior to the completion of the distribution of common stock covered by this Registration Statement, additional shares are issued as a result of a stock split, stock dividend or other distribution with respect to, in exchange for or in replacement of, such shares of common stock, this Registration Statement shall be deemed to cover such additional shares pursuant to Rule 416 under the Securities Act.
(3)	Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices of Mellon common stock on the New York Stock Exchange on June 25, 2007. The prices of Mellon common stock have been used for these purposes because shares of Mellon common stock are being converted into shares of The Bank of New York Mellon Corporation common stock pursuant to an Agreement and Plan of Merger on a one-for-one basis.

Explanatory Note

The Bank of New York Mellon Corporation is a Delaware corporation that was formed for the purpose of completing a business combination between The Bank of New York Company, Inc. and Mellon Financial Corporation, involving the merger of each of Bank of New York and Mellon with and into us. In the transaction, Mellon will merge with and into us and, immediately thereafter, Bank of New York will merge with and into us. When the transaction is completed, Bank of New York shareholders will receive 0.9434 shares of our common stock for each share of Bank of New York common stock then held, and Mellon shareholders will receive one share of our common stock for each share of Mellon common stock then held. When the transactions are complete, Bank of New York and Mellon shareholders will become our shareholders. The transactions are referred to in this registration statement as the “merger.”

Unless otherwise stated or the context otherwise requires, references in this registration statement to “Bank of New York Mellon,” “we,” “our,” or “us” refer to The Bank of New York Mellon Corporation and its direct and indirect subsidiaries.

For purposes of our eligibility to file this registration statement on Form S-3, we are a successor registrant to both Bank of New York and Mellon within the meaning of General Instruction I.7 to Form S-3.

PROSPECTUS

THE BANK OF NEW YORK MELLON CORPORATION

DIRECT STOCK PURCHASE

AND

DIVIDEND REINVESTMENT PLAN

This prospectus describes The Bank of New York Mellon Corporation’s Direct Stock Purchase and Dividend Reinvestment Plan, which we refer to in this prospectus as the Plan. We believe that the Plan provides a convenient way for you to purchase shares of our common stock without paying any trading fees or service charges. The Plan promotes long-term ownership in our common stock by offering:

•	A simple way to increase your holdings in our common stock by automatically reinvesting your cash dividends; and

•	The opportunity to purchase additional shares by making optional cash investments of up to $150,000 per year.

You do not have to be a current shareholder to participate in the Plan. You can purchase your first shares of our common stock by making an initial investment of not less than $1,000 and not more than $150,000.

This prospectus relates to 10,000,000 shares of our common stock, par value $0.01 per share, offered for purchase under the Plan.

On completion of the merger, our common stock will be listed on the New York Stock Exchange, or NYSE, under the trading symbol “BK”.

You should read this prospectus carefully and retain it for future reference.

As more fully described below under “The Company”, on December 3, 2006, The Bank of New York Corporation, a New York corporation (“Bank of New York”), and Mellon Financial Corporation, a Pennsylvania corporation (“Mellon”), entered into an agreement to merge the two companies into us, The Bank of New York Mellon Corporation. On the completion of the merger, each share of Bank of New York common stock will be converted into 0.9434 shares of our common stock, and each share of Mellon common stock will be converted into one share of our common stock. After the merger is completed, all Bank of New York shareholders and all Mellon shareholders will become our shareholders.

If you were a participant in the old Bank of New York Direct Stock Purchase and Dividend Reinvestment Plan, (the “Old Bank of New York Plan”), as a result of the merger you will be automatically enrolled in the Plan. The Bank of New York shares that you held in the Old Bank of New York Plan will be automatically converted into shares of our common stock at the 0.9434 exchange ratio and will be automatically transferred to our Plan.

If you were a participant in the old Mellon Financial Corporation Direct Stock Purchase and Dividend Reinvestment Plan (the “Old Mellon Plan”), as a result of the merger you will be automatically enrolled in the Plan. The Mellon shares that you held in the Old Mellon Plan will be automatically converted into shares of our common stock on a one for one basis and will be automatically transferred to our Plan.

You should carefully read and evaluate the cautionary statements concerning risk factors included in our periodic reports and other information that we file with the SEC. See “ Risk Factors” on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is July 1, 2007.

THE COMPANY

On December 3, 2006, Mellon and Bank of New York agreed to merge into The Bank of New York Mellon Corporation. We are a newly-formed corporation organized under Delaware law for purposes of completing the merger under the terms of the Merger Agreement between the two companies.

Under the terms of the Merger Agreement, upon the completion of the merger each share of Bank of New York common stock will be converted into 0.9434 shares of our common stock, with cash to be paid in lieu of fractional shares of our common stock, and each share of Mellon common stock will be converted into one share of our common stock. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

We will begin operations when the merger is completed. We will continue the businesses previously conducted by Bank of New York and Mellon. Bank of New York’s business provides a broad array of banking and other financial services worldwide through its core competencies: securities servicing, treasury management, and asset and wealth management. Bank of New York’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Bank of New York’s principal wholly owned banking subsidiary, which was founded in 1784, was New York’s first bank and is the nation’s oldest bank. At March 31, 2007, Bank of New York had total assets of $100 billion, total shareholders’ equity of $11.5 billion, assets under management of approximately $200 billion, and assets under custody of approximately $14 trillion. Mellon’s businesses provide financial services for institutions, corporations and governmental bodies, as well as entities sponsored by them; and high net worth individuals and families, family offices and charitable endowments, consisting of asset management, wealth management, asset servicing, issuer services and treasury services. At March 31, 2007, Mellon Financial had total assets of $40 billion, shareholders’ equity of $4.9 billion and assets under management, administration or custody of approximately $5.8 trillion, including $1.03 trillion under management. Mellon Financial was originally formed as a holding company for Mellon Bank, N.A., which has its executive offices in Pittsburgh, Pennsylvania. With its predecessors, Mellon Bank, N.A. has been in business since 1869.

On completion of the merger, The Bank of New York Mellon Corporation will be a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (which we refer to as the SEC), but the registration statement also contains additional information and exhibits.

Prior to the merger, Bank of New York and Mellon filed annual, quarterly and current reports, proxy statements and other information with the SEC. On the completion of the merger, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Bank of New York’s, Mellon’s and our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549 and the SEC’s public reference rooms in its offices in New York, New York and Chicago, Illinois. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange under the symbol “BK”. Reports and other information concerning Bank of New York, Mellon Financial and us can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is designated as “furnished”:

•	Bank of New York’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Mellon’s Annual Report on Form 10-K for the fiscal year ended December 21, 2006;

•	Bank of New York’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Mellon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•

Bank of New York’s Current Reports on Form 8-K filed with the SEC on January 16, 2007, January 18, 2007, February 28, 2007, April 5, 2007, April 17, 2007, April 18, 2007, May 11, 2007, May 17, 2007, May 22, 2007, May 24, 2007, June 20, 2007 and June 22, 2007;

•

Mellon’s Current Reports on Form 8-K filed with the SEC on January 3, 2007 (2 filings), January 17, 2007, January 23, 2007, January 30, 2007, February 28, 2007, April 5, 2007, April 9, 2007, April 18, 2007, April 23, 2007 (2 filings), May 9, 2007, May 10, 2007, May 21, 2007, May 24, 2007, June 12, 2007 and June 20, 2007; and

•	The joint proxy statement/prospectus dated April 17, 2007 filed by us as part of our registration statement on Form S-4 (Registration No. 333-140863) as filed with the SEC on April 17, 2007.

•

The description of Bank of New York Mellon common stock contained in the joint proxy statement/ prospectus included in the Registration Statement of Bank of New York Mellon on Form S-4 (Registration No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time.

Finally, you can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

THE BANK OF NEW YORK MELLON CORPORATION

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

(212) 495-1784

RISK FACTORS

Investing in our common stock involves risks. Before purchasing any securities we offer, you should carefully consider the cautionary factors that are incorporated by reference herein from Mellon’s Annual Report on Form 10-K for the year ended December 31, 2006 and from Bank of New York’s Annual Report on Form 10-K for the year ended December 31, 2006. In addition, you should carefully consider the “Risk Factors” included on page 24 of the joint proxy statement/prospectus included in the Registration Statement on Form S-4 (Registration No. 333-140863), as amended, relating to the merger, dated April 17, 2007. You should also consider any other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference into this document, contains forward-looking statements with respect to the financial condition, results of operations and business of Bank of New York, Mellon and us. Those statements include, but are not limited to, statements relating to:

•	synergies (including cost savings) and accretion/dilution to reported earnings expected to be realized from the merger;

•	business opportunities and strategies potentially available to us;

•	transaction-related and restructuring costs expected to be incurred; and

•	our management, operations and policies after the merger.

Forward-looking statements also include statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “should” or similar expressions.

These forward-looking statements involve some risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following risks:

•

the businesses of Bank of New York and Mellon, or businesses that either has recently acquired, may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected;

•	expected cost savings from the transaction may not be fully realized or realized within the expected time frame;

•	revenues following the transaction may be lower than expected;

•	operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

•	competitive pressures among financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues;

•

the strength of the United States economy in general and the strength of the local economies in which we will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, and a negative effect on our loan portfolio and allowance for loan losses;

•	changes in the United States and foreign legal and regulatory framework;

•	unanticipated regulatory or judicial proceedings or rulings;

•

the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or regulators located in other markets in which we will operate;

•	potential or actual litigation;

•	inflation and interest rate, market and monetary fluctuations;

•	management’s assumptions and estimates used in applying critical accounting policies may prove unreliable, inaccurate or not predictive of actual results;

•

the design of our disclosure controls and procedures or internal controls may prove inadequate, or may be circumvented, thereby causing losses or errors in information or a delay in the detection of fraud;

•

adverse conditions in the stock market, the public debt market and other capital markets both domestically and abroad (including changes in interest rate conditions) may negatively impact our capital markets and asset management activities; and

•	various domestic or international military or terrorist activities or conflicts.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements, and the factors that will determine these results are beyond our ability to control or predict.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus, in the case of forward-looking statements made in those incorporated documents.

Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Bank of New York and Mellon have filed with the SEC, described under the section entitled “Where You Can Find More Information” on page 3, including the Annual Report on Form 10-K for the year ended December 31, 2006 of each of Bank of New York and Mellon and any reports that we file with the SEC after the date of this prospectus.

USE OF PROCEEDS

We will receive proceeds from purchases of our common stock under the Plan only if the shares purchased are newly issued shares of our common stock. We will not receive proceeds from purchases under the Plan if the shares are acquired in open market purchases for delivery under the Plan. Any proceeds that we receive from purchases of newly issued shares will be used for general corporate purposes. We cannot estimate the amount of these proceeds at this time.

TERMS OF THE PLAN

Administration

We have appointed Mellon Bank, N.A. to administer the Plan. As the plan administrator, Mellon Bank’s responsibilities will include:

•	receiving investments,

•	maintaining records,

•	issuing statements of account, and

•	performing other duties relating to the Plan.

The plan administrator intends to designate Mellon Investor Services, a registered transfer agent and our wholly owned subsidiary, to perform services for the Plan. The plan administrator will also be responsible for purchasing and selling shares for Plan participants.

Mellon Bank, N.A. will also serve as the custodian bank for the Plan. This means that Mellon Bank, N.A. will hold shares registered in the Plan’s name representing the aggregate number of whole shares of our common stock purchased under, or deposited for safekeeping into, the Plan and credited to participants’ accounts.

You may contact Mellon Bank, N.A., as the plan administrator, through the following methods:

•	call its toll free number at 1-800-205-7699;

•	send an e-mail to shrrelations@mellon.com; or

•	write to c/o Mellon Investor Services

480 Washington Blvd.

Jersey City, New Jersey 07310

Information about the Plan can also be found on the plan administrator’s website at www.melloninvestor.com.

Enrollment

Any person, whether or not a registered holder of our shares, may enroll and participate in the Plan.

If you do not currently own any shares of our common stock, you may join the Plan as soon as the merger is effective. To join the Plan, you must review a copy of this prospectus and return a completed Enrollment Form to the plan administrator along with your initial investment of at least $1,000. You may also make your initial investment by authorizing automatic monthly debits on the Enrollment Form for at least $50 for a minimum of at least 20 consecutive months from your bank account. If you choose this option, debits from your account will continue after the 20 month period on a monthly basis until you change your investment instruction, which you may do online at www.melloninvestor.com. Alternatively, you may enroll online at www.melloninvestor.com. Cumulative annual investments cannot be greater than $150,000. A one-time enrollment fee of $7.50 will be deducted from your initial investment. Some state securities laws require that a registered broker-dealer send information to their residents. A registered broker-dealer will forward this prospectus and the Enrollment Form to residents of those states rather than our providing that information directly to those residents.

If you already own shares of our common stock (either as a former shareholder of Mellon or Bank of New York or by buying our shares after completion of the merger) and those shares are registered in your name, you may join the Plan after reviewing a copy of this prospectus by enrolling online at www.melloninvestor.com or by returning a completed Enrollment Form. Registered shareholders should be sure to sign their names on the Enrollment Form exactly as they appear on our books.

If you hold your shares of our common stock in a brokerage, bank or other intermediary account, that is, in “street name,” you may participate in the Plan by instructing your broker, bank or other intermediary account to register the shares in your name or by making arrangements with the broker, bank or other intermediary account to participate on your behalf. As another option, after reviewing this prospectus you may submit an initial investment of at least $1,000 to Mellon Investor Services as indicated above.

If you are currently participating in the Plan (including through your automatic enrollment in connection with the merger), you do not need to take any action to continue to participate. However, if you wish to change your participation in any way, please contact the plan administrator for instructions.

Information on electronic enrollment and purchases under the Plan may be found on the plan administrator’s website at www.melloninvestor.com.

Dividend Reinvestment Options

You may elect to reinvest dividends on all of the shares that you own (option 1—full reinvestment), on some of the shares that you own (option 2—partial reinvestment), or receive all dividends in cash (option 3— no reinvestment). There are no charges or trading fees charged to you for reinvesting dividends.

If you are a new participant in the Plan, when you enroll you must elect whether or not your dividends are to be reinvested. If you were a participant in the Old Bank of New York or Old Mellon plans and elected to reinvest all of the dividends paid on your shares, your election automatically transferred to the Plan and you do not need to take any other action. If you were a participant in the Old Bank of New York or Old Mellon plans and elected to reinvest only part of the dividends paid on your shares, your election terminated at the time of the merger. Accordingly, you will be required to make a new election under the Plan if you wish to reinvest part or all of the dividends paid on your shares enrolled in the Plan.

Option 1—Full Reinvestment. If you choose this option, 100% of all cash dividends on shares registered to you on the books of the plan administrator as well as all shares held directly by you (as certificates) will be reinvested in additional shares of common stock. This includes any future shares acquired by you either directly or through the Plan.

Option 2—Partial Reinvestment. If you choose this option you can direct that dividends on a specified number of shares be paid to you in cash. Dividends on your remaining shares will be reinvested. Buying additional shares will not change your election. In addition, selling part of your shares will not change your election unless the number of shares falls below the number that you specified. In that case, cash dividends will be paid to you on the number of remaining shares that you hold. You may change your election for Option 2 at any time by notifying the plan administrator.

Option 3—Cash Dividends, No Reinvestment. If you choose this option you may enroll in the Plan only to make additional cash investments and/or deposit certificates into the Plan for safekeeping. By choosing this election you will receive all dividends in cash and no dividends paid on your shares will be reinvested.

If you elect to participate in the dividend reinvestment feature of the Plan, the plan administrator must receive your authorization on or before the record date for the dividend payment in order for your dividends to be reinvested on the next dividend payment date. If the authorization is received after the record date for the dividend payment, the current dividend will be paid to you, and the dividend after the next record date will be reinvested. Cash dividends are usually reinvested on the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

If you choose option 2 or option 3, you may elect to have all of your cash dividends not being reinvested deposited directly into your U.S. bank account on the dividend payment date instead of receiving a check by mail. You may make this election at the time of enrollment or at a later date by contacting the plan administrator to obtain the appropriate forms. In order to initiate this option, change or stop the direct deposit of dividends, the plan administrator must receive your written request before the next dividend payment date.

The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan requires us to declare or pay any dividend on our common stock.

Optional Cash Investments

You may purchase shares of our common stock by using the Plan’s optional cash investment feature. Optional cash investments must be at least $50 at any one time and cannot exceed $150,000 in any calendar year. This amount is in addition to any dividends that are reinvested for your account.

If you are not already a shareholder, you must invest at least $1,000 in your initial investment, and a one-time account set-up fee of $7.50 will be deducted from your first investment. Once you are enrolled in the Plan, you do not pay any trading fees or service charges for making optional cash investments.

You have no obligation to make any optional cash investments under the Plan. If you choose to make optional cash investments, you do not have to send the same amount of money each time.

If you choose to make optional cash investments, along with your check, you must provide the plan administrator with a completed Plan Authorization Form or a tear off stub from a Plan statement. You should make the check payable to Mellon Bank, N.A./BK. Checks must be drawn on a United States bank and payable in United States dollars. All third party checks and checks not drawn on a United States bank or payable in United States dollars will be returned. Alternatively, you can authorize an individual automatic deduction online at www.melloninvestor.com each time you want to make an optional cash purchase.

You may also authorize automatic monthly cash investments by electronic funds transfers (EFT) from your bank account by completing the appropriate section of an Authorization Form or online at www.melloninvestor.com. Automatic monthly debit authorizations can be made either when you enroll or at a later date. EFT payments are then deducted monthly from your bank account through any financial institution that participates in the Automatic Clearing House. Deductions are made on the 25th day of each month, or if such date is not a business day on the succeeding (or next) business day.

If you were previously enrolled in the EFT program under the Old Bank of New York Plan, in connection with the merger you will automatically be enrolled in the EFT program under the Plan unless you elect otherwise by contacting the plan administrator. If you were previously enrolled in the EFT program under the Old Mellon Plan you will be required to re-enroll after the merger in the EFT program under the Plan as described above.

In the event that your cash investment check or EFT is returned unpaid for any reason, you will be charged a $35.00 return fee. Further, the plan administrator will immediately remove from your account any shares that were purchased in anticipation of the collection of such funds. These shares will be sold to recover any uncollected funds plus the return fee. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected funds plus the return fee, the plan administrator reserves the right to sell additional shares from any of your accounts maintained by the plan administrator as may be necessary to recover in full the uncollected balance plus the return fee. The sale of any additional shares may, in some cases, yield an amount greater than that required to recover in full the uncollected balance plus the return fee. If this occurs, amounts in excess of $1.00 will be remitted to you.

Generally, shares are purchased with optional cash investments at least once every five business days. Any payments received and not invested, will be invested on the next investment date. If it is not possible, for any reason, to purchase shares, any moneys held by the plan administrator for more than 30 days will be returned to participants. If any initial or optional cash investment has not already been invested, you may request that the money be returned to you. To do so you must send a written request for a refund to the plan administrator. The written request must reach the plan administrator at least 48 hours before the investment date. If it reaches the plan administrator less than 48 hours before the investment date your funds will be invested. No refund of funds sent by check will be made until your check has cleared. No interest will be paid on optional cash investments held by the plan administrator pending investment.

If shares that you have purchased by optional investment are added to your account on or before a dividend record date, you will receive the upcoming dividend on those newly added shares as well as any other shares already credited to your account.

Source and Price of Shares Purchased

Shares purchased under the Plan may be issued directly by us from authorized but unissued shares or treasury shares or purchased on the open market for delivery to the Plan.

When shares are purchased from us, the price per share will be 100% of the average of the highest and lowest reported price for the common stock traded on the New York Stock Exchange on the pricing date. Prices based on after hours trading on other exchanges will not be used to determine the price of the common stock. The pricing date for reinvesting dividends will be the dividend payment date or if that date falls on a day when the New York Stock Exchange is closed or there is no trading of the common stock reported, the pricing date will be the preceding day the New York Stock Exchange was open and trading in our common stock occurred.

The price per share for all shares purchased in the open market to satisfy any Plan requirements will be the weighted average of all shares purchased for the Plan on the applicable purchase date.

Purchases in the open market may generally be made on the applicable investment date and may be made over a period of time to avoid having an impact on market prices. In the unlikely event that an investment is not completed within 30 days, all funds to be invested will be returned to participants.

With respect to shares purchased on the open market, the plan administrator may select one or more agents to assist it in purchasing our shares on the open market, including a brokerage firm which may be an affiliate or our wholly owned subsidiary. These agents will receive brokerage commissions on such purchases. We will have no control over the times or prices at which these agents buy or sell shares on the open market or in the selection of the agent who will execute these transactions. Therefore, you will not be able to precisely time your purchases through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. In other words, if you send in an initial or optional investment, it is possible that the price of our common stock could go up or down before purchases are made for your account and you will bear the market risk for such fluctuations. In addition, you will not earn interest on initial or optional investments before the shares are purchased.

Because your dividend and any optional cash payment will rarely purchase an exact number of whole shares, whether shares are purchased from us or in the open market, the plan administrator will credit your account for the full and fractional shares (to four decimal places) purchased. Fractional shares will earn proportional dividends.

Sale of Shares

You may instruct the plan administrator to sell any or all shares held in your account at any time (including shares deposited into the Plan for safekeeping as discussed below). Requests may be submitted by phone, online at www.melloninvestor.com or simply by completing and signing the tear-off portion of your account statement and mailing it to the plan administrator. If you are mailing your request and more than one participant owns the account, all account holders must sign the instruction form. Any instructions to sell shares held in your account are irrevocable and may not be cancelled.

Generally, the plan administrator aggregates all requests to sell shares, and the plan administrator then sells the total number of shares on the open market. The shares may be sold on any exchange on which the shares are listed. Sales of shares are generally made at least weekly, but, depending on volume, may be made as frequently as daily.

Neither we nor the plan administrator will have (nor will any participant in the Plan have) any authority or power to direct the time or price at which shares may be sold, designate the markets on which shares are to be sold; or select the broker or dealer through which sales may be made. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. In other words, if you send in a sell request, the market price of the shares could go up or down before your shares are sold. You may also choose to sell your shares through a stockbroker of your choice, in which case you should request the transfer of your shares from the plan administrator to your brokerage account through the Direct Registration System.

The selling price will not be known until the sale is completed. The net proceeds of the sale are sent to you by check following the sale. There is a $10.00 service fee for selling Plan shares plus a trading fee of $0.05 per share and any required tax withholdings or transfer taxes.

Generally, the sale price of any shares sold through the Plan will be the weighted average price of all shares sold for participants in the Plan during the period in which your shares are sold.

Certificates

You may deposit any shares of our common stock that you hold in certificate form into the Plan for safekeeping by delivering those stock certificates, unendorsed, to the plan administrator and requesting that the shares be credited to your account. You may do this at the time of enrollment by delivering the certificates along with a completed Enrollment Form or at any later time.

The safekeeping feature is offered at no charge to you and eliminates the risk associated with the loss of stock certificates.

If you choose safekeeping you still have the option of receiving your dividends in cash or reinvesting them. You can also sell any shares held in safekeeping through the Plan. Cash dividends paid on shares of our common stock that are deposited into the Plan for safekeeping will be paid to you or reinvested in shares of our common stock in accordance with your reinvestment election.

Shares purchased with either reinvested dividends or optional cash investments will automatically be held by the plan administrator or its nominee in book entry form on your behalf.

Issuance of Certificates

You may obtain at any time, free of charge, a certificate for all or a part of the whole shares of our common stock credited to your Account upon request to the plan administrator.

Those certificate(s) will be mailed by first class mail, within two business days of the plan administrator’s receipt of the request, to your address of record. The issuance of Plan shares in certificate form will not change your reinvestment instructions unless you direct otherwise. Any remaining whole or fractions of shares of our common stock will continue to be credited to your Account. Certificates for fractions of shares of our common stock will not be issued under any circumstances.

Certificates will be issued in the name or names in which the Account is registered unless you instruct otherwise. If the certificate is issued in a name other than your Account registration, a financial institution participating in the Medallion Signature Guarantee program must guarantee the signature on the instructions or stock power. Most banks and brokers participate in the Medallion Signature Guarantee program.

Share Transfer and Gifts Within the Plan

You may transfer or give shares in your Plan account as gifts at any time. Transfers can be made in book-entry or certificate form. You may request a transfer or a gift by calling or writing to the plan administrator.

To transfer shares from an existing Plan account to a new participant Plan account follow the steps listed below. There is no fee for transferring shares to another participant.

•

Call the plan administrator’s toll free telephone number 1-800-205-7699 and request a current Plan prospectus and Enrollment Form. Complete the form providing the full registration name, address and social security number of the new participant.

•

Mail the completed Enrollment Form and a written request indicating the number of shares (full and fractional) that should be transferred to the new participant. All participants in the current account must sign the instructions and a bank, broker or financial institution that is a member of the Signature Guarantee Medallion program must guarantee the signatures.

•	Unless otherwise directed on the Enrollment Form, the new account will automatically be enrolled in the Plan with all dividends reinvested.

Changes in Elections

You may change your elections at any time. To change your elections, simply access your account online at www.melloninvestor.com or complete a new Authorization Form and mail it to the plan administrator.

Withdrawal from the Plan

You may discontinue the reinvestment of your dividends at any time by notifying the plan administrator. Notice may be made by telephone, in writing or by changing your dividend election under the “Manage Account Info” section when you access your online account at www.melloninvestor.com. To be effective for a given dividend payment, the plan administrator must receive notice before the record date of that dividend. The plan administrator will continue to hold your shares unless you request a certificate for the whole shares and sale of any fractional share by completing the tear-off stub at the bottom of your Plan statement and mailing it to the plan administrator. You will receive a check for the net proceeds (less any applicable fees) from the sale of any fractional shares. You may also request the sale of all or part of any such shares or have the plan administrator electronically transfer your shares to your brokerage account through the Direct Registration System.

Account Statements

A transaction statement will be sent to you as soon as practicable, after each investment. The statement will show the purchase price, service fees (if any), and shares credited to your account.

The plan administrator will mail a quarterly statement after each dividend payment date showing all year-to-date transactions for each account. We recommend that you retain these statements for tax purposes.

Statements have tear-off instruction forms that should be filled-out when providing the plan administrator with certificate issuance, sale, purchase, termination or certificate deposit instructions.

Federal Income Tax Information

The following is only a summary of the tax consequences of participation in the Plan, as of the date of this prospectus. Tax laws and regulations may change and this summary may not reflect every possible situation that could result from participating in the Plan. Accordingly, you should consult with your own tax advisor with respect to the federal, state, local, foreign and withholding tax consequences applicable to your particular situation.

In general, cash dividends paid to you, by us, are considered taxable income even though they are reinvested. Your cost basis for federal income tax purposes on any shares purchased through the Plan is the price at which the shares are purchased, as reflected on your statement or transaction advice. Trading fees paid by us are also considered taxable income and are included in the cost basis of shares purchased. The Form 1099 sent to you and the Internal Revenue Service at the end of the year shows trading fees paid by us.

You will generally realize taxable income or loss for federal income tax purposes when shares are sold. Your tax basis for shares that are sold is the price paid for the shares. The price paid is reflected on your statement.

Your holding period for shares purchased through the Plan begins on the day following the date of purchase.

Plan participants who are subject to backup withholding will have their dividends reinvested less the tax withheld.

Foreign shareholders who are subject to US federal tax withholding will have their dividends reinvested less the tax withheld. Foreign shareholders are responsible for filing any documentation required to obtain a reduction in or refund of US withholding tax.

Summary of Plan Fees

In most cases we will pay the fees and expenses to operate the Plan. However, there are some service charges and trading fees that will be charged directly to you as follows:

Item	Charge
Initial Enrollment	$7.50 (paid by participant)
A one-time set-up fee for non-registered shareholders.
Optional Cash Investments (via check or automatic investment) —Service fee	Paid by Company
plus trading fee per share	Paid by Company
Reinvestment of Dividends—Service fee	Paid by Company
plus trading fee per share	Paid by Company
Sale of Shares	$10.00 (paid by participant)
plus a per share trading fee	$0.05 (paid by participant)
Deposit of Certificates for safekeeping	No Charge
Gift or Transfer Shares	No Charge
Book to Book Transfers to transfer shares to another participant or to a new participant	No Charge
Certificate Issuance	No Charge
Returned Checks or Rejected Automatic Withdrawals	$35.00
Duplicate Statements
Current Year	No Charge
Prior Years	No Charge

Other Information About the Plan

Stock Splits, Stock Dividends and Other Distributions. Any stock dividends or stock split shares distributed by us will be credited directly to your Plan account. Stock split or stock dividend shares distributed on shares held by you in certificate form will also be credited to your Plan account. If you are entitled to participate in a rights offering, the right to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any rights certificates to be distributed as a result of any rights agreement will be distributed based on whole shares only. Transaction processing may be temporarily suspended during such distributions.

Proxies, Voting and Shareholder Communications. You will have the exclusive right to exercise all voting rights with respect to whole shares of our common stock credited to your account. You will receive proxy materials from us for each shareholder meeting, including a proxy statement and a form of proxy covering all shares credited to your account and all shares of stock registered in your name outside of the Plan as of the record date for the shareholder meeting. You will also have the right to receive all other communications that we send to the holders of common stock.

Responsibility of Plan Administrator and Us. By participating in the Plan you appoint the plan administrator as your agent for Plan transactions. Neither the plan administrator nor we can provide any advice or make any recommendations with respect to any security. Any decision to purchase or sell must be made by each individual Plan participant based on his or her own research and judgment.

Neither we nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising (i) out of failure to terminate a Plan account, sell shares in the Plan or invest optional cash payments or dividends without receipt of proper documentation and instructions; (ii) with respect to the prices at which shares are purchased or sold for Plan accounts and the time such purchases or sales are made, including price fluctuation in market value after purchases or sales.

THE SECURITIES HELD IN PLAN ACCOUNTS FOR PLAN PARTICIPANTS ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970. SHARE PRICES FLUCTUATE. NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

Plan Modification or Termination by Plan Administrator and Us. We and the plan administrator reserve the right to suspend, modify or terminate the Plan without your approval. We will send notice of any suspension, modification or termination of the Plan to all participants, who will in all events have the right to withdraw from participation. In addition, the plan administrator reserves the right to terminate the participation of any participant, interpret, modify fees and regulate the Plan as it deems necessary or desirable in connection with its operation.

In addition, if we or the plan administrator terminate the Plan, or if we are involved in a reorganization or merger, your shares enrolled in the Plan as well as your current elections under the plan may automatically roll over to a subsequent survivor or derivative Plan.

Interpretation of the Plan. The laws of the State of Delaware will govern the Plan. Officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan’s operations.

Foreign Participation. If you live outside of the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. We reserve the right to terminate participation of any shareholder in the Plan if we deem it advisable under any foreign laws or regulations.

LEGAL MATTERS

Reed Smith LLP, Pittsburgh, Pennsylvania, has passed upon the validity of our common stock to be issued in connection with the Plan.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Bank of New York’s consolidated financial statements (and related financial statement schedules) and management’s assessment of the effectiveness of internal control over financial reporting, in each case, included in Bank of New York’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports thereon, which are incorporated in this prospectus by reference. Such consolidated financial statements and management’s assessment are incorporated by reference in reliance on such reports given on their authority as experts in accounting and auditing.

KMPG LLP, independent registered public accounting firm, has audited Mellon’s consolidated financial statements (and related financial statement schedules) and management’s assessment of the effectiveness of internal control over financial reporting, in each case, included in Mellon’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports thereon, which are incorporated in this prospectus by reference. Such consolidated financial statements and management’s assessment are incorporated by reference in reliance on such reports given on their authority as experts in accounting and auditing. The report with respect to December 31, 2006 consolidated financial statements refers to a change in Mellon’s method of accounting for employer defined benefit pension and other postretirement plans in accordance with Statement of Financial Accounting Standards No. 158.

Subsequent audited consolidated financial statements of us and our subsidiaries and reports on the effectiveness of our internal control over financial reporting as of the dates of such financial statements will also be incorporated by reference in this prospectus in reliance upon the authority of the firm providing such reports as experts in doing so, to the extent said firm has audited those consolidated financial statements and management’s assessments and consented to the use of their reports thereon in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Registration fee under the Securities Act of 1933, as amended	$13,256
Legal fees and expenses	30,000
Printing and engraving	10,000
Accounting services	10,000

Total	$63,256

Item 15.	Indemnification of Directors and Officers

The Company’s Amended and Restated Certificate of Incorporation (Article Eighth) provides that the Company will indemnify its officers and directors, and any other person who served at the request of the Company (“Covered Person”), to the fullest extent permitted by law, against all expenses, judgments, fines and settlement amounts incurred. The Company will indemnify Covered Persons in connection with a proceeding commenced or brought by that person only if the commencement or bringing of the proceeding was authorized by the Company’s Board of Directors. The Company will, to the fullest extent permitted by the DGCL, pay the expenses (including attorneys’ fees) of any Covered Person in defending a proceeding (other than a proceeding commenced or brought by the person without the specific authorization of the Company’s Board of Directors), provided that, to the extent required by the DGCL, advancement of expenses will only be made if such person provides an undertaking to repay all amounts advanced if it is determined that he is not entitled to indemnification.

Under the DGCL, other than in actions brought by or on behalf of the Company, indemnification would apply in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, where the indemnitee has served in any capacity at the request of the Company, if the proposed indemnitee acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or on behalf of the Company that are settled or in which the proposed indemnitee is found liable to the Company, indemnification is not permitted except in the case of a judicial finding that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

The Company may purchase and maintain insurance to protect itself and any Covered Person against liability or expense asserted or incurred by such Covered Person in connection with any proceeding, whether or not the Company would have the power to indemnify such Covered Person against such liability or expense by law or under the indemnification provisions in the Company’s Amended and Restated Certificate of Incorporation.

The Company is authorized to enter into contracts with any Director or officer, or, as authorized by the Board of Directors, any other employee or agent of the Corporation in furtherance of the provisions of Article Eighth of the Company’s Amended and Restated Certificate of Incorporation and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Article Eighth of the Company’s Amended and Restated Certificate of Incorporation.

With respect to advancement of expenses, the DGCL provides that the Company may advance expenses upon the receipt of an undertaking as described above, on such terms and conditions as it deems appropriate.

Item 16.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of The Bank of New York Mellon Corporation, incorporated by reference to Annex A (Exhibit 2-A) to the Company’s Registration Statement on Form S-4/A (No. 333-140863)

4.2	By-Laws of The Bank of New York Mellon Corporation, incorporated by reference to Annex A (Exhibit 2-B) to the Company’s Registration Statement on Form S-4/A (No. 333-140863)

4.3	Specimen of Certificate for The Bank of New York Mellon Corporation’s common stock incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4/A (No. 333-140863)

5.1	Opinion of Reed Smith LLP as to validity of the securities issued

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

24.1	Power of Attorney

99.1	Form of Plan Enrollment

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of New York Mellon Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 29th day of June, 2007.

THE BANK OF NEW YORK MELLON CORPORATION (Registrant)

By:	/s/ ROBERT P. KELLY
Robert P. Kelly Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the          day of June, 2007.

Signature	Title

/s/ * Robert P. Kelly	Chief Executive Officer (Principal Executive Officer)

/s/ * Bruce Van Saun	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ * Steven G. Elliot	Director

/s/ * Donald R. Monks	Director

* Carl Krasik, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this registration statement.

/s/ CARL KRASIK
Name: Carl Krasik Attorney-in-Fact

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